Exhibit 99.1

news
Release Date: August 26, 2010	Contact:	Peter J. Rogers, Jr.
Executive Vice President, Investor Relations
443-285-8059
progers@micros.com

MICROS REPORTS FISCAL 2010 RESULTS
RECORD OPERATING INCOME, NET INCOME AND EPS;
REVENUE, OPERATING INCOME, NET INCOME AND EPS EXCEED EXPECTATIONS;
NEW STOCK BUYBACK PLAN APPROVED

Columbia, Maryland ... MICROS Systems, Inc. (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2010 fourth quarter and fiscal year ending June 30, 2010.

FINANCIAL HIGHLIGHTS

-	Revenue for the fiscal 2010 fourth quarter was $248.2 million, an increase of $25.4 million, or 11.4% over the same period last year.

-	Revenue for the fiscal year was $914.3 million, an increase of $6.6 million, or 0.7%, over the same periodlast year.

-	GAAP net income for the quarter was $33.9 million, an increase of $11.0 million, or 48.2% over the same period last year.

-	GAAP net income for the fiscal year was $114.4 million, an increase of $18.1 million, or 18.8%, over the sameperiod last year.

-	GAAP diluted earnings per share (EPS) for the quarter was $0.42, an increase of $0.14, or 50%, over the same period last year.

-	GAAP diluted earnings per share for the fiscal year was $1.41, an increase of $0.24, or 20.5%, over the sameperiod last year.

During the fourth quarter, we recorded an impairment charge of $4.4 million related to our investments in auction rate securities.

- Non-GAAP financial results, excluding the effect of charges for stock options and the investment impairment, are as follows:

•	Non-GAAP net income for the quarter was $39.8 million, an increase of $11.6 million, or 41.3%, over the same period last year.

•	Non-GAAP net income for the fiscal year was $127.2 million, an increase of $17.3 million, or 15.7%, over the same period last year.

•	Non-GAAP diluted EPS for the quarter was $0.49, an increase of $0.15, or 44.1%, over the same period last year.

•	Non-GAAP diluted EPS for the fiscal year $1.57, an increase of $0.23, or 17.2%, over the same period last year.

The financial results for the fourth fiscal quarter exceeded consensus expectations. The operating income, net income and EPS for the quarter and fiscal year were records for MICROS.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated, “We are very pleased with our excellent fourth quarter results, achieving record operating income, net income and EPS for both the quarter and our fiscal year.  The strong finish to our fiscal year bodes well for the future.”

MICROS’s financial guidance for fiscal 2011 is for revenue between $1,000 million and $1,005 million and net income between $140 million and $142 million.

NEW STOCK BUYBACK APPROVED

On August 24, 2010, our Board of Directors approved the purchase of an additional two million shares of our common stock.   The new plan will take effect once the current two million share buyback plan of August 2009 is completed. Under the new plan, which is the same as the current plan, shares will be purchased from time to time in the open market as business conditions warrant.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of August 26, 2010.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

News
Release Date: August 26, 2010	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue:
Hardware	$52,027	$47,959	$188,333	$209,834
Software	34,072	30,119	118,788	132,912
Service	162,118	144,762	607,198	564,979
Total revenue	248,217	222,840	914,319	907,725

Cost of sales:
Hardware	31,074	30,891	119,489	134,352
Software	7,197	5,804	25,731	25,570
Service	73,548	65,792	267,586	264,881
Stock option expense	32	0	32	0
Restructuring related	0	681	0	681
Total cost of sales	111,851	103,168	412,838	425,484

Gross margin	136,366	119,672	501,481	482,241

Selling, general and administrative expenses	66,755	60,936	262,146	265,029
Research and development expenses	10,947	11,137	41,718	41,838
Depreciation and amortization	4,476	4,978	17,311	17,545
Stock option expense	2,529	2,882	12,333	13,900
Restructuring related	0	3,094	0	3,094
Total operating expenses	84,707	83,027	333,508	341,406

Income from operations	51,659	36,645	167,973	140,835
Non-operating income (expense):
Interest income (expense), net	1,094	1,089	3,817	7,786
Credit based impairment charge	(4,396)	(1,266)	(4,783)	(1,266)
Other non-operating (expense) income, net	1,028	(1,020)	1,118	(493)
Total non-operating income, net	(2,274)	(1,197)	152	6,027

Income before taxes	49,385	35,448	168,125	146,862
Income tax provision	15,152	12,149	52,745	49,173
Net income	34,233	23,299	115,380	97,689
Less: Net income attributable to noncontrolling interest	(353)	(435)	(1,027)	(1,397)

Net Income attributable to MICROS Systems, Inc. (GAAP)	$33,880	$22,864	$114,353	$96,292

Net Income per Diluted Common Share attributable to MICROS Systems, Inc.	$0.42	$0.28	$1.41	$1.17
Weighted-average number of shares outstanding - diluted	81,871	81,537	81,448	81,461

Reconciliation of GAAP Net Income and EPS attributable to MICROS Systems, Inc. to Non-GAAP Net Income and EPS attributable to MICROS Systems, Inc.
Net Income attributable to MICROS Systems, Inc.	$33,880	$22,864	$114,353	$96,292
Add back:
Stock option expense
Selling, general and administrative expenses	2,417	2,744	11,822	13,108
Research and development expenses	112	138	511	792
Cost of sales	32	-	32	-
	2,561	2,882	12,365	13,900
Restructuring charge included in operating expenses	-	3,094	-	3,094
Restructuring related cost of sales	-	681	-	681
Credit based impairment charge	4,396	1,266	4,783	1,266
Total Add back	6,957	7,923	17,148	18,941

Subtract tax effect on:
Stock option expense	1,061	1,455	4,283	4,100
Restructuring related cost of sales	-	1,186	-	1,186
	1,061	2,641	4,283	5,286
Non-GAAP Net Income attributable to MICROS Systems, Inc.	$39,776	$28,146	$127,218	$109,947

Non-GAAP Net Income per Diluted Common Share attributable to MICROS Systems, Inc.	$0.49	$0.34	$1.57	$1.34

We believe the inclusion of the above non-GAAP measure will be useful to investors because it will enhance the comparability of our current period results to prior periods' results without comparable charges. We also believe inclusion of this measure will enhance comparability of our results to results of our competitors and to the analysts’ forecasts because the analysts typically forecast excluding the effect of share-based payment charge and above one time charges, the non-GAAP measure. In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors. Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Among the limitations on the use of the non-GAAP measure are the following:
-	The exclusion of non-GAAP items can have a significant impact on reported GAAP net income and diluted net income per share.
-	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limiting the usefulness of those measures for comparative purposes.

News
Release Date: August 26, 2010	Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	June 30, 2010	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$545,298	$438,936
Accounts receivable, net	153,066	155,212
Inventory, net	35,103	39,783
Deferred income taxes	19,624	19,870
Prepaid expenses and other current assets	27,004	27,238
Total current assets	780,095	681,039

Long-term investments	59,884	57,823
Property, plant and equipment, net	27,349	30,520
Deferred income taxes, non-current	13,556	11,456
Goodwill	213,825	190,739
Intangible assets, net	19,590	17,709
Purchased and internally developed software costs, net	17,468	25,749
Other assets	6,524	6,344
Total Assets	$1,138,291	$1,021,379

LIABILITIES AND EQUITY
Current liabilities:
Bank lines of credit	$1,442	$1,090
Accounts payable	44,783	38,445
Accrued expenses and other current liabilities	135,469	104,821
Income taxes payable	5,856	7,944
Deferred revenue	124,498	112,146
Total current liabilities	312,048	264,446

Income taxes payable, non-current	22,737	19,611
Deferred income taxes, non-current	2,590	1,752
Other non-current liabilities	11,304	10,539
Total liabilities	348,679	296,348

Commitments and contingencies

Equity:
MICROS Systems, Inc. shareholders’ equity:
Common stock	500	502
Capital in excess of par	118,963	127,146
Retained earnings	689,750	575,095
Accumulated other comprehensive income	(25,833)	16,254
Total MICROS Systems, Inc. shareholders’ equity	783,380	718,997
Noncontrolling interest	6,232	6,034
Total Equity	789,612	725,031

Total Liabilities and Equity	$1,138,291	$1,021,379